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                                  EXHIBIT 99.1

[IBSS Logo]
INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
115 ATRIUM WAY, SUITE 228
COLUMBIA, SC  29223
(803) 736-5595   FAX  (803) 736-5639


MEDIA CONTACT                          INVESTOR CONTACTS
Lorri-Ann Carter                       Dian Griesel, Ph.D. / Juan Dominguez
CarterTodd & Associates, Inc.          The Investor Relations Group
803.779.4005                           212.736.2650
la@cartertodd.com                      TheProTeam@aol.com


           INTEGRATED BUSINESS SYSTEMS & SERVICES SIGNS AGREEMENT WITH
                               SYMBOL TECHNOLOGIES

Columbia, SC--July 25, 2000--Integrated Business Systems & Services, Inc. ("IBSS") (OTCBB:IBSS) today announced that it will market and integrate Symbol Technologies' wireless LAN, hand-held computing, and bar-code scanning products, to help its manufacturing customers optimize their shop floor operations. The vertical integrator partner agreement comes soon after Symbol Technologies announced it is pursuing manufacturing partners, by adding a vertical dimension to its channel program, targeting resellers specializing in manufacturing applications.

As a vertical integrator partner, IBSS will integrate its flagship Synapse Manufacturing(TM) product, a fully configurable manufacturing execution; order fulfillment; and enterprise application integration system, with Symbol's technology.

"Symbol Technologies is one of the leading radio frequency and data communications technology providers in the world," said Harry Langley, President and CEO of IBSS. "By integrating Symbol's technology with our Synapse manufacturing software, customers will get a first class integrated solution."

"Synapse coupled with Symbol's wireless mobile appliances could be an essential tool for manufacturers as they embrace the e-business paradigm," said Girish Rishi, Vice President, Manufacturing Enterprise Group of Symbol Technologies. "We are especially excited about IBSS' Synapse B2B product that ties in a company's applications directly with its trading exchanges."

ABOUT SYMBOL TECHNOLOGIES

Symbol Technologies, Inc., winner of this year's National Medal of Technology, is a global leader in mobile data transaction systems, providing innovative customer solutions based on wireless local area

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networking for data and voice, application-specific mobile computing and bar code data capture. Symbol's wireless information appliances connect the physical world of people on the move, packages, paper and shipping pallets, to information systems and the Internet. Today, some 10 million Symbol bar code scanners, mobile computers and wireless LANs are utilized worldwide in markets ranging from retailing to transportation and distribution logistics, manufacturing, parcel and postal delivery, government, healthcare and education. Symbol's systems and products are used to increase productivity from the factory floor to the retail store, to the enterprise and out to the home. Information about Symbol is available at www.symbol.com and 1-800-722-6234.

ABOUT IBSS

IBSS provides computer technology products and services to manufacturers and other industries throughout the country that require automation of manufacturing processes and/or business-to-business on-line transaction processing products. IBSS licenses, installs, and services its proprietary products, Synapse Manufacturing(TM), Synapse EAI+(TM), and Synapse B2B(TM). For more information about IBSS' products and services, call 800-553-1038 or visit www.ibss.net.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development and integration, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.

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